EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Name of Designated Filer: Oaktree Capital Group Holdings GP, LLC

Date of Event Requiring Statement: November 19, 2021

Issuer Name and Ticker or Trading Symbol: Vistra Corp. [VST]

Oaktree Capital Group Holdings GP, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President

Oaktree Capital Management, L.P.

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President

Oaktree Holdings, Inc.

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President

Oaktree Capital Group, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President